                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-87333
--------------------------------------------------------------------------------
American Business Financial Services, Inc.
Rate Supplement
Investment Notes

Prospectus Supplement Dated October 23, 2000

                   American Business Financial Services, Inc.

            ---------------------------------------------------
                  TERM           RATE             YIELD*
            ---------------------------------------------------
                 3-5 mos.        8.00%             8.32%

                6-11 mos.        9.00%             9.41%

               12-17 mos.       10.70%            11.29%

                  15 mos.       11.00%            11.62%

               18-23 mos.       10.35%            10.93%

               24-29 mos.       10.45%            11.01%

               30-35 mos.       11.50%            12.18%

               36-47 mos.       10.85%            11.45%

               48-59 mos.       11.15%            11.79%

              60-119 mos.       11.75%            12.46%

                 120 mos.       12.00%            12.74%
            ---------------------------------------------------

Minimum for Investment Notes $100,000.

American Business Financial Services, Inc. is a NASDAQ listed Company (ABFI).

*The Effective Annual Yield assumes all interest remains invested for 365 days.

American Business Financial Services, Inc. is a publicly traded Company (NASDAQ,
ABFI). An offer can only be made by the Prospectus dated October 15, 1999 delivered in conjunction with this Rate Supplement dated October 23, 2000. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an Investment in the Notes. Interest is compounded daily based on a 365-day year.

THE INVESTMENT NOTES AND MONEY MARKET NOTES REPRESENT OBLIGATIONS OF AMERICAN BUSINESS FINANCIAL SERVICES, INC. AND ARE NOT CERTIFICATES OF DEPOSIT OR INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. This announcement is neither an offer to sell nor a solicitation of an offer to buy Subordinated Investment Notes. This offer is made by prospectus only. The rates are available through October 31, 2000. These rates are available to residents of the following states: AK, AL, AR, AZ, CA, CO, CT, DE, FL, GA, HI, IA, ID, IL, IN, KS, KY, MA, MD, ME, MI, MN, MO, MS, MT, NC, ND, NH, NM, NV, NY, OH, OK, OR, RI, SC, TN, TX, UT, VA, VT, WA, WI, WV, WY.

Updated Risks Related to the Offering of Debt Securities.

Since we have historically experienced negative cash flows from our operations and expect to do so in the foreseeable future, our ability to repay the investment notes could be impaired.

     We have historically experienced negative cash flow from operations since 1996 primarily because our strategy of selling loans through securitization requires us to build an inventory of loans over time. During the period we are building this inventory of loans, we incur costs and expenses. We do not recognize a gain on the sale of loans until we complete a securitization, which may not occur until a subsequent period. In addition, our gain on a securitization results from our retained interests in the securitized loans, consisting primarily of interest-only strips, which do not generate cash flow immediately. We expect this negative cash flow from operations to continue in the foreseeable future. Should we continue to experience negative cash flows from operations, it could impair our ability to make principal and interest payments due under the terms of the investor notes. At June 30, 2000, there was $177.7 million of investment notes which will mature through June 30, 2001.

     We obtain the funds to repay the investment notes at their maturities by securitizing our loans, selling whole loans and selling additional investment notes. We may in the future generate cash flows by securitizing or selling interest-only strips and selling servicing rights generated in past securitizations. If we are unable in the future to securitize our loans, to sell whole loans, or to realize cash flows from interest-only strips and servicing rights generated in past securitizations, our ability to repay the investment notes could be impaired.

Our estimates of the value of interest-only strips and servicing rights we retain when we securitize loans could be inaccurate and could result in reduced profits and impair our ability to repay the notes.

     We generally retain interest-only strips and servicing rights in the securitization transactions we complete. We estimate the fair value of the interest-only strips and servicing rights based upon discount rates established by management of our company and prepayment and default assumptions. Together, these two assets represent 59.5% of our total assets at June 30, 2000. The value of our interest-only strips totaled $277.9 million and the value of our servicing rights totaled $74.9 million at June 30, 2000. Although we believe that these amounts represent the fair value of these assets at June 30, 2000, the amounts were estimated based on discounting the expected cash flows to be received in connection with our securitizations using discount rates established by us, prepayment rates and default rate assumptions. Changes in market interest rates may impact our discount rate assumptions and our actual prepayment and default experience may vary materially from these estimates. Even a small unfavorable change in these assumptions utilized could have a significant adverse impact on the value of these assets. In the event of an unfavorable change in these assumptions, the fair value of these assets would be overstated, requiring an adjustment which would adversely affect our income in the period of adjustment and impair our ability to repay the notes.

A write down in the value of our interest-only strips during fiscal 2000 due to a change in the discount rate resulted in a loss for the fourth quarter and reduced profits for fiscal 2000.

     During the year ended June 30, 2000, a write down of $12.6 million was recorded on our interest-only strips. The write down included a charge of $11.2 million related to an increase from 11% to 13% in the discount rate used to value our interest-only strips. This change in the discount rate was considered an other than temporary fair value adjustment and was recorded as an expense in fiscal 2000. The write down also included a charge of $1.9 million for the impact of changes in one-month LIBOR deemed to be other than temporary. As a result of these changes, we had a loss of $5.0 million for the fourth quarter of fiscal 2000 and reported net income of $6.4 million for the year ended June 30, 2000 as compared to net income of $14.1 million for the year ended June 30, 1999. In addition, we changed the prepayment assumptions used to value our interest-only strips and servicing rights to reflect actual experience. The effect of these changes was a $0.5 million increase in our interest-only strips which is netted in the $12.6 million write down above, and a $0.7 million write down of the value of our servicing rights.

     You may obtain an additional copy of the prospectus, dated October 15, 1999, free of charge from American Business Financial Services, Inc. by calling
(800) 776-4001.

[ABFS LOGO]
BalaPointe Office Centre, 111 Presidential Boulevard, Bala Cynwyd, PA 19004 2255 Glades Road, Suite 311E, Boca Raton, FL 33431
2425 East Camelback Road, Suite 1065, Phoenix, AZ 85016 www.abfsonline.com

                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-87333
--------------------------------------------------------------------------------
American Business Financial Services, Inc.
Rate Supplement
Investment Notes

Prospectus Supplement Dated October 23, 2000

                   American Business Financial Services, Inc.

            ---------------------------------------------------
                  TERM           RATE             YIELD*
            ---------------------------------------------------
                 3-5 mos.        7.75%             8.05%

                6-11 mos.        8.75%             9.14%

               12-17 mos.       10.45%            11.01%

                  15 mos.       11.00%            11.62%

               18-23 mos.       10.10%            10.62%

               24-29 mos.       10.20%            10.73%

               30-35 mos.       11.50%            12.18%

               36-47 mos.       10.60%            11.18%

               48-59 mos.       10.90%            11.51%

              60-119 mos.       11.50%            12.18%

                 120 mos.       11.75%            12.46%
            ---------------------------------------------------

Minimum for Investment Notes $1,000.

Ask about our rates for larger investments. Please call (800) 776-4001 for more information.

American Business Financial Services, Inc. is a NASDAQ listed Company (ABFI).

*The Effective Annual Yield assumes all interest remains invested for 365 days.

American Business Financial Services, Inc. is a publicly traded Company (NASDAQ,
ABFI). An offer can only be made by the Prospectus dated October 15, 1999 delivered in conjunction with this Rate Supplement dated October 23, 2000. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an Investment in the Notes. Interest is compounded daily based on a 365-day year.

THE INVESTMENT NOTES AND MONEY MARKET NOTES REPRESENT OBLIGATIONS OF AMERICAN BUSINESS FINANCIAL SERVICES, INC. AND ARE NOT CERTIFICATES OF DEPOSIT OR INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. This announcement is neither an offer to sell nor a solicitation of an offer to buy Subordinated Investment Notes. This offer is made by prospectus only. The rates are available through October 31, 2000. These rates are available to residents of the following states: AK, AL, AR, AZ, CA, CO, CT, DE, FL, GA, HI, IA, ID, IL, IN, KS, KY, MA, MD, ME, MI, MN, MO, MS, MT, NC, ND, NH, NM, NV, NY, OH, OK, OR, RI, SC, TN, TX, UT, VA, VT, WA, WI, WV, WY.

Updated Risks Related to the Offering of Debt Securities.

Since we have historically experienced negative cash flows from our operations and expect to do so in the foreseeable future, our ability to repay the investment notes could be impaired.

     We have historically experienced negative cash flow from operations since 1996 primarily because our strategy of selling loans through securitization requires us to build an inventory of loans over time. During the period we are building this inventory of loans, we incur costs and expenses. We do not recognize a gain on the sale of loans until we complete a securitization, which may not occur until a subsequent period. In addition, our gain on a securitization results from our retained interests in the securitized loans, consisting primarily of interest-only strips, which do not generate cash flow immediately. We expect this negative cash flow from operations to continue in the foreseeable future. Should we continue to experience negative cash flows from operations, it could impair our ability to make principal and interest payments due under the terms of the investor notes. At June 30, 2000, there was $177.7 million of investment notes which will mature through June 30, 2001.

     We obtain the funds to repay the investment notes at their maturities by securitizing our loans, selling whole loans and selling additional investment notes. We may in the future generate cash flows by securitizing or selling interest-only strips and selling servicing rights generated in past securitizations. If we are unable in the future to securitize our loans, to sell whole loans, or to realize cash flows from interest-only strips and servicing rights generated in past securitizations, our ability to repay the investment notes could be impaired.

Our estimates of the value of interest-only strips and servicing rights we retain when we securitize loans could be inaccurate and could result in reduced profits and impair our ability to repay the notes.

     We generally retain interest-only strips and servicing rights in the securitization transactions we complete. We estimate the fair value of the interest-only strips and servicing rights based upon discount rates established by management of our company and prepayment and default assumptions. Together, these two assets represent 59.5% of our total assets at June 30, 2000. The value of our interest-only strips totaled $277.9 million and the value of our servicing rights totaled $74.9 million at June 30, 2000. Although we believe that these amounts represent the fair value of these assets at June 30, 2000, the amounts were estimated based on discounting the expected cash flows to be received in connection with our securitizations using discount rates established by us, prepayment rates and default rate assumptions. Changes in market interest rates may impact our discount rate assumptions and our actual prepayment and default experience may vary materially from these estimates. Even a small unfavorable change in these assumptions utilized could have a significant adverse impact on the value of these assets. In the event of an unfavorable change in these assumptions, the fair value of these assets would be overstated, requiring an adjustment which would adversely affect our income in the period of adjustment and impair our ability to repay the notes.

A write down in the value of our interest-only strips during fiscal 2000 due to a change in the discount rate resulted in a loss for the fourth quarter and reduced profits for fiscal 2000.

     During the year ended June 30, 2000, a write down of $12.6 million was recorded on our interest-only strips. The write down included a charge of $11.2 million related to an increase from 11% to 13% in the discount rate used to value our interest-only strips. This change in the discount rate was considered an other than temporary fair value adjustment and was recorded as an expense in fiscal 2000. The write down also included a charge of $1.9 million for the impact of changes in one-month LIBOR deemed to be other than temporary. As a result of these changes, we had a loss of $5.0 million for the fourth quarter of fiscal 2000 and reported net income of $6.4 million for the year ended June 30, 2000 as compared to net income of $14.1 million for the year ended June 30, 1999. In addition, we changed the prepayment assumptions used to value our interest-only strips and servicing rights to reflect actual experience. The effect of these changes was a $0.5 million increase in our interest-only strips which is netted in the $12.6 million write down above, and a $0.7 million write down of the value of our servicing rights.

     You may obtain an additional copy of the prospectus, dated October 15, 1999, free of charge from American Business Financial Services, Inc. by calling
(800) 776-4001.

[ABFS LOGO]
BalaPointe Office Centre, 111 Presidential Boulevard, Bala Cynwyd, PA 19004 2255 Glades Road, Suite 311E, Boca Raton, FL 33431
2425 East Camelback Road, Suite 1065, Phoenix, AZ 85016 www.abfsonline.com

                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-87333
--------------------------------------------------------------------------------
American Business Financial Services, Inc.
Rate Supplement
Investment Notes

Prospectus Supplement Dated October 23, 2000

                   American Business Financial Services, Inc.

            ---------------------------------------------------
                  TERM           RATE             YIELD*
            ---------------------------------------------------
                 3-5 mos.        8.00%             8.32%

                6-11 mos.        9.00%             9.41%

               12-17 mos.       10.70%            11.29%

               18-23 mos.       10.35%            10.93%

               24-29 mos.       10.45%            11.01%

               30-35 mos.       11.50%            12.18%

               36-47 mos.       10.85%            11.45%

               48-59 mos.       11.15%            11.79%

              60-119 mos.       11.75%            12.46%

                 120 mos.       12.00%            12.74%
            ---------------------------------------------------

Minimum for Investment Notes $100,000.

American Business Financial Services, Inc. is a NASDAQ listed Company (ABFI).

*The Effective Annual Yield assumes all interest remains invested for 365 days.

American Business Financial Services, Inc. is a publicly traded Company (NASDAQ,
ABFI). An offer can only be made by the Prospectus dated October 15, 1999 delivered in conjunction with this Rate Supplement dated October 23, 2000. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an Investment in the Notes. Interest is compounded daily based on a 365-day year.

THE INVESTMENT NOTES AND MONEY MARKET NOTES REPRESENT OBLIGATIONS OF AMERICAN BUSINESS FINANCIAL SERVICES, INC. AND ARE NOT CERTIFICATES OF DEPOSIT OR INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. This announcement is neither an offer to sell nor a solicitation of an offer to buy Subordinated Investment Notes. This offer is made by prospectus only. The rates are available through October 31, 2000. These rates are available to residents of the following states: NJ, PA.

Updated Risks Related to the Offering of Debt Securities.

Since we have historically experienced negative cash flows from our operations and expect to do so in the foreseeable future, our ability to repay the investment notes could be impaired.

     We have historically experienced negative cash flow from operations since 1996 primarily because our strategy of selling loans through securitization requires us to build an inventory of loans over time. During the period we are building this inventory of loans, we incur costs and expenses. We do not recognize a gain on the sale of loans until we complete a securitization, which may not occur until a subsequent period. In addition, our gain on a securitization results from our retained interests in the securitized loans, consisting primarily of interest-only strips, which do not generate cash flow immediately. We expect this negative cash flow from operations to continue in the foreseeable future. Should we continue to experience negative cash flows from operations, it could impair our ability to make principal and interest payments due under the terms of the investor notes. At June 30, 2000, there was $177.7 million of investment notes which will mature through June 30, 2001.

     We obtain the funds to repay the investment notes at their maturities by securitizing our loans, selling whole loans and selling additional investment notes. We may in the future generate cash flows by securitizing or selling interest-only strips and selling servicing rights generated in past securitizations. If we are unable in the future to securitize our loans, to sell whole loans, or to realize cash flows from interest-only strips and servicing rights generated in past securitizations, our ability to repay the investment notes could be impaired.

Our estimates of the value of interest-only strips and servicing rights we retain when we securitize loans could be inaccurate and could result in reduced profits and impair our ability to repay the notes.

     We generally retain interest-only strips and servicing rights in the securitization transactions we complete. We estimate the fair value of the interest-only strips and servicing rights based upon discount rates established by management of our company and prepayment and default assumptions. Together, these two assets represent 59.5% of our total assets at June 30, 2000. The value of our interest-only strips totaled $277.9 million and the value of our servicing rights totaled $74.9 million at June 30, 2000. Although we believe that these amounts represent the fair value of these assets at June 30, 2000, the amounts were estimated based on discounting the expected cash flows to be received in connection with our securitizations using discount rates established by us, prepayment rates and default rate assumptions. Changes in market interest rates may impact our discount rate assumptions and our actual prepayment and default experience may vary materially from these estimates. Even a small unfavorable change in these assumptions utilized could have a significant adverse impact on the value of these assets. In the event of an unfavorable change in these assumptions, the fair value of these assets would be overstated, requiring an adjustment which would adversely affect our income in the period of adjustment and impair our ability to repay the notes.

A write down in the value of our interest-only strips during fiscal 2000 due to a change in the discount rate resulted in a loss for the fourth quarter and reduced profits for fiscal 2000.

     During the year ended June 30, 2000, a write down of $12.6 million was recorded on our interest-only strips. The write down included a charge of $11.2 million related to an increase from 11% to 13% in the discount rate used to value our interest-only strips. This change in the discount rate was considered an other than temporary fair value adjustment and was recorded as an expense in fiscal 2000. The write down also included a charge of $1.9 million for the impact of changes in one-month LIBOR deemed to be other than temporary. As a result of these changes, we had a loss of $5.0 million for the fourth quarter of fiscal 2000 and reported net income of $6.4 million for the year ended June 30, 2000 as compared to net income of $14.1 million for the year ended June 30, 1999. In addition, we changed the prepayment assumptions used to value our interest-only strips and servicing rights to reflect actual experience. The effect of these changes was a $0.5 million increase in our interest-only strips which is netted in the $12.6 million write down above, and a $0.7 million write down of the value of our servicing rights.

     You may obtain an additional copy of the prospectus, dated October 15, 1999, free of charge from American Business Financial Services, Inc. by calling
(800) 776-4001.

[ABFS LOGO]
BalaPointe Office Centre, 111 Presidential Boulevard, Bala Cynwyd, PA 19004 2255 Glades Road, Suite 311E, Boca Raton, FL 33431
2425 East Camelback Road, Suite 1065, Phoenix, AZ 85016 www.abfsonline.com

                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-87333
--------------------------------------------------------------------------------
American Business Financial Services, Inc.
Rate Supplement
Investment Notes

Prospectus Supplement Dated October 23, 2000

                   American Business Financial Services, Inc.

            ---------------------------------------------------
                  TERM           RATE             YIELD*
            ---------------------------------------------------
                 3-5 mos.        7.75%             8.05%

                6-11 mos.        8.75%             9.14%

               12-17 mos.       10.45%            11.01%

               18-23 mos.       10.10%            10.62%

               24-29 mos.       10.20%            10.73%

               30-35 mos.       11.50%            12.18%

               36-47 mos.       10.60%            11.18%

               48-59 mos.       10.90%            11.51%

              60-119 mos.       11.50%            12.18%

                 120 mos.       11.75%            12.46%
            ---------------------------------------------------

Minimum for Investment Notes $1,000.

Ask about our rates for larger investments. Please call (800) 776-4001 for more information.

American Business Financial Services, Inc. is a NASDAQ listed Company (ABFI).

*The Effective Annual Yield assumes all interest remains invested for 365 days.

American Business Financial Services, Inc. is a publicly traded Company (NASDAQ,
ABFI). An offer can only be made by the Prospectus dated October 15, 1999 delivered in conjunction with this Rate Supplement dated October 23, 2000. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an Investment in the Notes. Interest is compounded daily based on a 365-day year.

THE INVESTMENT NOTES AND MONEY MARKET NOTES REPRESENT OBLIGATIONS OF AMERICAN BUSINESS FINANCIAL SERVICES, INC. AND ARE NOT CERTIFICATES OF DEPOSIT OR INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. This announcement is neither an offer to sell nor a solicitation of an offer to buy Subordinated Investment Notes. This offer is made by prospectus only. The rates are available through October 31, 2000. These rates are available to residents of the following states: NJ, PA.

Updated Risks Related to the Offering of Debt Securities.

Since we have historically experienced negative cash flows from our operations and expect to do so in the foreseeable future, our ability to repay the investment notes could be impaired.

     We have historically experienced negative cash flow from operations since 1996 primarily because our strategy of selling loans through securitization requires us to build an inventory of loans over time. During the period we are building this inventory of loans, we incur costs and expenses. We do not recognize a gain on the sale of loans until we complete a securitization, which may not occur until a subsequent period. In addition, our gain on a securitization results from our retained interests in the securitized loans, consisting primarily of interest-only strips, which do not generate cash flow immediately. We expect this negative cash flow from operations to continue in the foreseeable future. Should we continue to experience negative cash flows from operations, it could impair our ability to make principal and interest payments due under the terms of the investor notes. At June 30, 2000, there was $177.7 million of investment notes which will mature through June 30, 2001.

     We obtain the funds to repay the investment notes at their maturities by securitizing our loans, selling whole loans and selling additional investment notes. We may in the future generate cash flows by securitizing or selling interest-only strips and selling servicing rights generated in past securitizations. If we are unable in the future to securitize our loans, to sell whole loans, or to realize cash flows from interest-only strips and servicing rights generated in past securitizations, our ability to repay the investment notes could be impaired.

Our estimates of the value of interest-only strips and servicing rights we retain when we securitize loans could be inaccurate and could result in reduced profits and impair our ability to repay the notes.

     We generally retain interest-only strips and servicing rights in the securitization transactions we complete. We estimate the fair value of the interest-only strips and servicing rights based upon discount rates established by management of our company and prepayment and default assumptions. Together, these two assets represent 59.5% of our total assets at June 30, 2000. The value of our interest-only strips totaled $277.9 million and the value of our servicing rights totaled $74.9 million at June 30, 2000. Although we believe that these amounts represent the fair value of these assets at June 30, 2000, the amounts were estimated based on discounting the expected cash flows to be received in connection with our securitizations using discount rates established by us, prepayment rates and default rate assumptions. Changes in market interest rates may impact our discount rate assumptions and our actual prepayment and default experience may vary materially from these estimates. Even a small unfavorable change in these assumptions utilized could have a significant adverse impact on the value of these assets. In the event of an unfavorable change in these assumptions, the fair value of these assets would be overstated, requiring an adjustment which would adversely affect our income in the period of adjustment and impair our ability to repay the notes.

A write down in the value of our interest-only strips during fiscal 2000 due to a change in the discount rate resulted in a loss for the fourth quarter and reduced profits for fiscal 2000.

     During the year ended June 30, 2000, a write down of $12.6 million was recorded on our interest-only strips. The write down included a charge of $11.2 million related to an increase from 11% to 13% in the discount rate used to value our interest-only strips. This change in the discount rate was considered an other than temporary fair value adjustment and was recorded as an expense in fiscal 2000. The write down also included a charge of $1.9 million for the impact of changes in one-month LIBOR deemed to be other than temporary. As a result of these changes, we had a loss of $5.0 million for the fourth quarter of fiscal 2000 and reported net income of $6.4 million for the year ended June 30, 2000 as compared to net income of $14.1 million for the year ended June 30, 1999. In addition, we changed the prepayment assumptions used to value our interest-only strips and servicing rights to reflect actual experience. The effect of these changes was a $0.5 million increase in our interest-only strips which is netted in the $12.6 million write down above, and a $0.7 million write down of the value of our servicing rights.

     You may obtain an additional copy of the prospectus, dated October 15, 1999, free of charge from American Business Financial Services, Inc. by calling
(800) 776-4001.

[ABFS LOGO]
BalaPointe Office Centre, 111 Presidential Boulevard, Bala Cynwyd, PA 19004 2255 Glades Road, Suite 311E, Boca Raton, FL 33431
2425 East Camelback Road, Suite 1065, Phoenix, AZ 85016 www.abfsonline.com

                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-87333
--------------------------------------------------------------------------------
American Business Financial Services, Inc.
Rate Supplement
Investment Notes

Prospectus Supplement Dated October 23, 2000

                   American Business Financial Services, Inc.

------------------------------------------------------------------------
      TERM       RATE    ANNUAL YIELD*    RENEWAL RATE   RENEWAL YIELD*
------------------------------------------------------------------------
    3-5 mos.     8.00%       8.32%            8.50%           8.87%

   6-11 mos.     9.00%       9.41%           10.10%          10.62%

   12-17 mos.   10.70%      11.29%           11.15%          11.79%

   18-23 mos.   10.35%      10.93%           11.25%          11.90%

   24-29 mos.   10.45%      11.01%           11.35%          12.01%

   30-35 mos.   11.50%      12.18%           11.50%          12.18%

   36-47 mos.   10.85%      11.45%           11.50%          12.18%

   48-59 mos.   11.15%      11.79%           11.50%          12.18%

  60-119 mos.   11.75%      12.46%           12.00%          12.74%

     120 mos.   12.00%      12.74%           12.15%          12.91%

Minimum for Investment Notes $100,000.

American Business Financial Services, Inc. is a NASDAQ listed Company (ABFI).

*The Effective Annual Yield assumes all interest remains invested for 365 days.

American Business Financial Services, Inc. is a publicly traded Company (NASDAQ,
ABFI). An offer can only be made by the Prospectus dated October 15, 1999 delivered in conjunction with this Rate Supplement dated October 23, 2000. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an Investment in the Notes. Interest is compounded daily based on a 365-day year.

THE INVESTMENT NOTES AND MONEY MARKET NOTES REPRESENT OBLIGATIONS OF AMERICAN BUSINESS FINANCIAL SERVICES, INC. AND ARE NOT CERTIFICATES OF DEPOSIT OR INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. This announcement is neither an offer to sell nor a solicitation of an offer to buy Subordinated Investment Notes. This offer is made by prospectus only. The rates are available through October 31, 2000. These rates are available only to residents of the following states whose investment notes automatically renew for the same term as the original note: AK, AL, AR, AZ, CA, CO, CT, DE, FL, GA, HI, IA, ID, IL, IN, KS, KY, MA, MD, ME, MI, MN, MO, MS, MT, NC, ND, NH, NJ, NM, NV, NY, OH, OK, OR, PA, RI, SC, TN, TX, UT, VA, VT, WA, WI, WV, WY.

Updated Risks Related to the Offering of Debt Securities.

Since we have historically experienced negative cash flows from our operations and expect to do so in the foreseeable future, our ability to repay the investment notes could be impaired.

     We have historically experienced negative cash flow from operations since 1996 primarily because our strategy of selling loans through securitization requires us to build an inventory of loans over time. During the period we are building this inventory of loans, we incur costs and expenses. We do not recognize a gain on the sale of loans until we complete a securitization, which may not occur until a subsequent period. In addition, our gain on a securitization results from our retained interests in the securitized loans, consisting primarily of interest-only strips, which do not generate cash flow immediately. We expect this negative cash flow from operations to continue in the foreseeable future. Should we continue to experience negative cash flows from operations, it could impair our ability to make principal and interest payments due under the terms of the investor notes. At June 30, 2000, there was $177.7 million of investment notes which will mature through June 30, 2001.

     We obtain the funds to repay the investment notes at their maturities by securitizing our loans, selling whole loans and selling additional investment notes. We may in the future generate cash flows by securitizing or selling interest-only strips and selling servicing rights generated in past securitizations. If we are unable in the future to securitize our loans, to sell whole loans, or to realize cash flows from interest-only strips and servicing rights generated in past securitizations, our ability to repay the investment notes could be impaired.

Our estimates of the value of interest-only strips and servicing rights we retain when we securitize loans could be inaccurate and could result in reduced profits and impair our ability to repay the notes.

     We generally retain interest-only strips and servicing rights in the securitization transactions we complete. We estimate the fair value of the interest-only strips and servicing rights based upon discount rates established by management of our company and prepayment and default assumptions. Together, these two assets represent 59.5% of our total assets at June 30, 2000. The value of our interest-only strips totaled $277.9 million and the value of our servicing rights totaled $74.9 million at June 30, 2000. Although we believe that these amounts represent the fair value of these assets, the amounts were estimated based on discounting the expected cash flows to be received in connection with our securitizations using discount rates established by us, prepayment rates and default rate assumptions. Changes in market interest rates may impact our discount rate assumptions and our actual prepayment and default experience may vary materially from these estimates. Even a small unfavorable change in these assumptions utilized could have a significant adverse impact on the value of these assets. In the event of an unfavorable change in these assumptions, the fair value of these assets would be overstated, requiring an adjustment which would adversely affect our income in the period of adjustment and impair our ability to repay the notes.

A write down in the value of our interest-only strips during fiscal 2000 due to a change in the discount rate resulted in a loss for the fourth quarter and reduced profits for fiscal 2000.

     During the year ended June 30, 2000, a write down of $12.6 million was recorded on our interest-only strips. The write down included a charge of $11.2 million related to an increase from 11% to 13% in the discount rate used to value our interest-only strips. This change in the discount rate was considered an other than temporary fair value adjustment and was recorded as an expense in fiscal 2000. The write down also included a charge of $1.9 million for the impact of changes in one-month LIBOR deemed to be other than temporary. As a result of these changes, we had a loss of $5.0 for the fourth quarter of fiscal 2000 and reported net income of $6.4 million for the year ended June 30, 2000 as compared to net income of $14.1 million for the year ended June 30, 1999. In addition, we changed the prepayment assumptions used to value our interest-only strips and servicing rights to reflect actual experience. The effect of these changes was a $0.5 million increase in our interest-only strips which is netted in the $12.6 million writedown above, and a $0.7 million write down on the value of our servicing rights.

     You may obtain an additional copy of the prospectus, dated October 15, 1999, free of charge from American Business Financial Services, Inc. by calling
(800) 776-4001.

[ABFS LOGO]
BalaPointe Office Centre, 111 Presidential Boulevard, Bala Cynwyd, PA 19004 2255 Glades Road, Suite 311E, Boca Raton, FL 33431
2425 East Camelback Road, Suite 1065, Phoenix, AZ 85016 www.abfsonline.com

                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-87333
--------------------------------------------------------------------------------
American Business Financial Services, Inc.
Rate Supplement
Investment Notes

Prospectus Supplement Dated October 23, 2000

                   American Business Financial Services, Inc.

------------------------------------------------------------------------
      TERM       RATE    ANNUAL YIELD*    RENEWAL RATE   RENEWAL YIELD*
------------------------------------------------------------------------

    3-5 mos.     7.75%       8.05%            8.25%           8.59%

   6-11 mos.     8.75%       9.14%            9.85%          10.35%

   12-17 mos.   10.45%      11.01%           10.90%          11.51%

   18-23 mos.   10.10%      10.62%           11.00%          11.62%

   24-29 mos.   10.20%      10.73%           11.10%          11.73%

   30-35 mos.   11.50%      12.18%           11.50%          12.18%

   36-47 mos.   10.60%      11.18%           11.50%          12.18%

   48-59 mos.   10.90%      11.51%           11.50%          12.18%

  60-119 mos.   11.50%      12.18%           11.75%          12.46%

     120 mos.   11.75%      12.46%           11.90%          12.63%

------------------------------------------------------------------------

Minimum for Investment Notes $1,000.

Ask about our rates for larger investments. Please call (800) 776-4001 for more information.

American Business Financial Services, Inc. is a NASDAQ listed Company (ABFI).

*The Effective Annual Yield assumes all interest remains invested for 365 days.

American Business Financial Services, Inc. is a publicly traded Company (NASDAQ,
ABFI). An offer can only be made by the Prospectus dated October 15, 1999 delivered in conjunction with this Rate Supplement dated October 23, 2000. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an Investment in the Notes. Interest is compounded daily based on a 365-day year.

THE INVESTMENT NOTES AND MONEY MARKET NOTES REPRESENT OBLIGATIONS OF AMERICAN BUSINESS FINANCIAL SERVICES, INC. AND ARE NOT CERTIFICATES OF DEPOSIT OR INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. This announcement is neither an offer to sell nor a solicitation of an offer to buy Subordinated Investment Notes. This offer is made by prospectus only. The rates are available through October 31, 2000. These rates are available only to residents of the following states whose investment notes automatically renew for the same term as the original note: AK, AL, AR, AZ, CA, CO, CT, DE, FL, GA, HI, IA, ID, IL, IN, KS, KY, MA, MD, ME, MI, MN, MO, MS, MT, NC, ND, NH, NJ, NM, NV, NY, OH, OK, OR, PA, RI, SC, TN, TX, UT, VA, VT, WA, WI, WV, WY.

Updated Risks Related to the Offering of Debt Securities.

Since we have historically experienced negative cash flows from our operations and expect to do so in the foreseeable future, our ability to repay the investment notes could be impaired.

     We have historically experienced negative cash flow from operations since 1996 primarily because our strategy of selling loans through securitization requires us to build an inventory of loans over time. During the period we are building this inventory of loans, we incur costs and expenses. We do not recognize a gain on the sale of loans until we complete a securitization, which may not occur until a subsequent period. In addition, our gain on a securitization results from our retained interests in the securitized loans, consisting primarily of interest-only strips, which do not generate cash flow immediately. We expect this negative cash flow from operations to continue in the foreseeable future. Should we continue to experience negative cash flows from operations, it could impair our ability to make principal and interest payments due under the terms of the investor notes. At June 30, 2000, there was $177.7 million of investment notes which will mature through June 30, 2001.

     We obtain the funds to repay the investment notes at their maturities by securitizing our loans, selling whole loans and selling additional investment notes. We may in the future generate cash flows by securitizing or selling interest-only strips and selling servicing rights generated in past securitizations. If we are unable in the future to securitize our loans, to sell whole loans, or to realize cash flows from interest-only strips and servicing rights generated in past securitizations, our ability to repay the investment notes could be impaired.

Our estimates of the value of interest-only strips and servicing rights we retain when we securitize loans could be inaccurate and could result in reduced profits and impair our ability to repay the notes.

     We generally retain interest-only strips and servicing rights in the securitization transactions we complete. We estimate the fair value of the interest-only strips and servicing rights based upon discount rates established by management of our company and prepayment and default assumptions. Together, these two assets represent 59.5% of our total assets at June 30, 2000. The value of our interest-only strips totaled $277.9 million and the value of our servicing rights totaled $74.9 million at June 30, 2000. Although we believe that these amounts represent the fair value of these assets, the amounts were estimated based on discounting the expected cash flows to be received in connection with our securitizations using discount rates established by us, prepayment rates and default rate assumptions. Changes in market interest rates may impact our discount rate assumptions and our actual prepayment and default experience may vary materially from these estimates. Even a small unfavorable change in these assumptions utilized could have a significant adverse impact on the value of these assets. In the event of an unfavorable change in these assumptions, the fair value of these assets would be overstated, requiring an adjustment which would adversely affect our income in the period of adjustment and impair our ability to repay the notes. We anticipate recording a write-down of our interest-only strips as a result of a contemplated change in the discount rate used to value the interest-only strips. The adjustment to the carrying value of the interest-only strips will be recorded as an expense and we will have a loss for the fourth quarter of fiscal 2000.

A write down in the value of our interest-only strips during fiscal 2000 due to a change in the discount rate resulted in a loss for the fourth quarter and reduced profits for fiscal 2000.

     During the year ended June 30, 2000, a write down of $12.6 million was recorded on our interest-only strips. The write down included a charge of $11.2 million related to an increase from 11% to 13% in the discount rate used to value our interest-only strips. This change in the discount rate was considered an other than temporary fair value adjustment and was recorded as an expense in fiscal 2000. The write down also included a charge of $1.9 million for the impact of changes in one-month LIBOR deemed to be other than temporary. As a result of these changes, we had a loss of $5.0 for the fourth quarter of fiscal 2000 and reported net income of $6.4 million for the year ended June 30, 2000 as compared to net income of $14.1 million for the year ended June 30, 1999. In addition, we changed the prepayment assumptions used to value our interest-only strips and servicing rights to reflect actual experience. The effect of these changes was a $0.5 million increase in our interest-only strips which is netted in the $12.6 million write down above, and a $0.7 million write down on the value of our servicing rights.

     You may obtain an additional copy of the prospectus, dated October 15, 1999, free of charge from American Business Financial Services, Inc. by calling
(800) 776-4001.

[ABFS LOGO]
BalaPointe Office Centre, 111 Presidential Boulevard, Bala Cynwyd, PA 19004 2255 Glades Road, Suite 311E, Boca Raton, FL 33431
2425 East Camelback Road, Suite 1065, Phoenix, AZ 85016 www.abfsonline.com